Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS TO PRESENT AT THE WILLIAM BLAIR AND
COMPANY 25TH ANNUAL GROWTH STOCK CONFERENCE

   Live Internet Broadcast, Replay of Presentation Available on Company’s Website

NASHVILLE, Tenn. – June 17, 2005 – American Healthways, Inc. (NASDAQ: AMHC) will participate in the William Blair and Company 25th Annual Growth Stock Conference in Chicago, Illinois, on Wednesday, June 22, at 4 p.m. Eastern/3 p.m. Central. Ben R. Leedle, Jr., the Company’s president and chief executive officer, will present at the conference. The presentation will be broadcast online and available for replay on the Company’s web site, www.americanhealthways.com. Please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software.

        American Healthways, Inc. is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of February 28, 2005, the Company had approximately 1.5 million lives under management nationwide. For more information visit www.americanhealthways.com.